   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 18, 2002

                                                           FILE NO. 333-______



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                          CUBIST PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                   22-3192085
     (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NO.)

                      65 HAYDEN AVENUE, LEXINGTON, MA 02421
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                           --------------------------

                          CUBIST PHARMACEUTICALS, INC.
                   AMENDED AND RESTATED 1993 STOCK OPTION PLAN

                          CUBIST PHARMACEUTICALS, INC.
                 AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN

                          CUBIST PHARMACEUTICALS, INC.
                        2002 DIRECTORS' STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                           --------------------------

                            SCOTT M. ROCKLAGE, PH.D.
         Chairman of the Board of Directors and Chief Executive Officer
                          CUBIST PHARMACEUTICALS, INC.
                                65 Hayden Avenue
                         Lexington, Massachusetts 02421
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (781) 860-8660
           TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE

                           --------------------------

                                   COPIES TO:

                               JULIO E. VEGA, ESQ.
                            MATTHEW J. CUSHING, ESQ.
                              BINGHAM MCCUTCHEN LLP
                               150 Federal Street
                              Boston, MA 02110-1726
                                 (617) 951-8000

                         CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                        PROPOSED             PROPOSED
                                      AMOUNT            MAXIMUM              MAXIMUM             AMOUNT OF
          TITLE OF                    TO BE          OFFERING PRICE          AGGREGATE          REGISTRATION
SECURITIES TO BE REGISTERED         REGISTERED       PER SHARE (1)       OFFERING PRICE (1)          FEE
---------------------------         ----------       --------------      ------------------     ------------
Common Stock,
$0.001 par value...........          1,927,067            $4.71            $9,076,485.57           $835.04
============================================================================================================


(1) The proposed maximum offering price has been estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. It is not known how many of these shares will be purchased or at what price. The estimate of the proposed maximum aggregate offering price has been calculated based on the offering of all 1,927,067 shares registered hereunder pursuant to the grant of stock options under the Amended and Restated 1993 Stock Option Plan, the Amended and Restated 2000 Equity Incentive Plan and the 2002 Directors' Stock Option Plan, exercisable for all of such shares, at an exercise price of $4.71 per share, which is the average of the high and low prices of Cubist's common stock as listed on the National Association of Securities Dealers Automated Quotation National Market System on September 13, 2002.

       Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, the prospectus relating to this Registration Statement is a combined prospectus that relates also to the Registration Statement on Form S-8 (File No. 333-60168) previously filed by the registrant on May 3, 2001, which registers 1,500,000 shares of common stock, Registration Statement on Form S-8 (File No. 333-60152) previously filed by the registrant on May 3, 2001, which registers 1,080,359 shares of common stock, Registration Statement on Form S-8 (File No. 333-49522) previously filed by the registrant on November 8, 2000, which registers 1,000,000 shares of common stock, Registration Statement on Form S-8 (File No. 333-32178) previously filed by the registrant on March 10, 2000, which registers 844,573 shares of common stock, the Registration Statement on Form S-8 (File No. 333-65385) previously filed by the registrant on October 6, 1998, which registers 655,427 shares of common stock, and the Registration Statement on Form S-8 (File No. 33-25707) previously filed by the registrant on April 23, 1997, which registers 1,500,000 shares of common stock. A filing fee in the amount of $44,273.39 was previously paid with respect to such shares.

                                EXPLANATORY NOTE

     On April 23, 1997, we filed a Registration Statement on Form S-8 (File No. 333-25707) referred to in this document as, the "First Registration Statement" to register under the Securities Act of 1933, as amended, or, the Securities Act, 1,500,000 shares of common stock, par value $0.001 per share, issuable by us under the Amended and Restated 1993 Stock Option Plan, or, the 1993 Plan. On October 6, 1998, we filed a Registration Statement on Form S-8 (File No. 333-65385) referred to in this document as the "Second Registration Statement" to register under the Securities Act an additional 655,427 shares of our common stock issuable by us under the 1993 Plan. On March 10, 2000, we filed a Registration Statement on Form S-8 (File No. 333-32178) referred to in this document as the "Third Registration Statement" to register under the Securities Act an additional 844,573 shares of our common stock issuable by us under the 1993 Plan. On November 8, 2000, we filed a Registration Statement on Form S-8 (File No. 333-49522) referred to in this document as the "Fourth Registration Statement" to register under the Securities Act an additional 1,000,000 shares of our common stock issuable by us under the 1993 Plan. On May 3, 2001 we filed a Registration Statement on Form S-8 (File No. 333- 60168) (referred to in this document as the "Fifth Registration Statement") to register under the Securities Act an additional 1,000,000 shares of our common stock issuable by us under the Amended and Restated 2000 Equity Incentive Plan (formerly the 2000 Nonstatutory Stock Option Plan), or, the 2000 Equity Incentive Plan. On May 3, 2001 we also filed a Registration Statement on Form S-8 (File No. 333-60152) (referred to in this document as the "Sixth Registration Statement") to register under the Securities Act an additional 1,080,359 shares of our common stock issuable by us under the 1993 Plan.

     By the terms of the 1993 Plan, since the time of the filing of the Sixth Registration Statement, the aggregate number of shares of our common stock subject to issuance under the 1993 Plan automatically increased by 697,067. Upon approval of the 2000 Equity Incentive Plan by our stockholders at the 2002 Annual Meeting held on June 13, 2002, the aggregate number of shares of common stock subject to issuance under the 2000 Equity Incentive Plan was increased by 1,055,000. Our stockholders approved the 2002 Directors' Stock Option Plan, or, the 2002 Directors' Plan, at the 2002 Annual Meeting held on June 13, 2002, pursuant to which 175,000 shares of common stock is subject to issuance.

     This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of the additional 1,927,067 shares of our common stock subject to issuance upon exercise of stock options that may be granted under the 1993 Plan, the 2000 Equity Incentive Plan and the 2002 Directors' Plan, at any time or from time to time after the date hereof under each plan. Pursuant to General Instruction E to Form S-8, the registrant hereby incorporates herein by reference the contents of the First Registration Statement, Second Registration Statement, Third Registration Statement, Fourth Registration Statement, Fifth Registration Statement and Sixth Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     -- Annual Report on Form 10-K for the year ended December 31, 2001, as amended;

     -- Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, as amended and June 30, 2002, as amended;

     -- Current Reports on Form 8-K filed on January 17, 2002, June 14, 2002, and September 9, 2002;

     -- the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 17, 1996, including any amendments or reports filed for the purpose of updating that description; and

     -- the description of the preferred stock purchase rights for our Series A Junior Participating Preferred Stock contained in our registration statement on Form 8-A filed with the SEC on August 2, 1999, including any amendments or reports filed for the purpose of updating that description.

     You may request a copy of these filings at no cost (other than exhibits unless those exhibits are specifically incorporated by reference herein) by writing, telephoning or e-mailing us at the following address:

                                      Cubist Pharmaceuticals, Inc.
                                      65 Hayden Avenue
                                      Lexington, MA 02421
                                      Attn: Thomas A. Shea
                                      (781) 860-8660
                                      e-mail: tshea@cubist.com

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS OR COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

     The Restated Certificate of Incorporation and the Amended and Restated By-Laws of Cubist, copies of which are filed herein as Exhibits 3.1 and 3.2, provide for advancement of expenses and indemnification of officers and directors of Cubist and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions to the fullest extent permissible under Delaware law.

     Cubist intends to maintain insurance for the benefit of its directors and officers insuring such persons against certain liabilities, including liabilities under the securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

     The following exhibits are filed as part of this registration statement:

      3.1 Restated Certificate of Incorporation of Cubist (incorporated by reference to Exhibit 3 to Cubist's Quarterly Report on Form 10-Q filed on August 12, 1999) (File no. 000-21379).

      3.2 Amended and Restated By-Laws of Cubist, as amended to date. (incorporated by reference to Exhibit 3.4, Registration No. 333-6795).

      4.1 Specimen certificate for shares of Common Stock (incorporated by reference to Exhibit 3.4 to Cubist's Registration Statement on Form S-1) (Registration No. 333-6795).

      4.2 Rights Agreement dated as of July 21, 1999 between Cubist and BankBoston, N.A. as Rights Agent (incorporated by reference to Exhibit
          99.1 to Cubist's Report on Form 8-K filed on July 30, 1999) (File no. 000-21379).

      4.3 First Amendment, dated as of March 7, 2000, to the Rights Agreement, dated as of July 21, 2000 between the Company and Fleet National Bank f/k/a BankBoston, N.A., as Rights Agent (incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form 8-A/A filed on March 9, 2000) (File No. 000-21379).

      4.4 Form of Amended Rights Certificate (incorporated herein by reference to Exhibit 4.4 to the Company's Registration Statement on Form 8-A/A filed on March 9, 2000) (File No. 000-21379).

      5 Opinion of Bingham McCutchen LLP with respect to the legality of the shares being registered.

     23.1 Consent of Bingham McCutchen LLP (included in Exhibit 5).

     23.2 Consent of PricewaterhouseCoopers LLP.

     23.3 Consent of KPMG LLP.

     24 Power of Attorney (included in signature page to registration statement).

ITEM 9.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Cubist Pharmaceuticals, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 17th day of September, 2002.

                                  CUBIST PHARMACEUTICALS, INC.


                                  By: /S/ SCOTT M. ROCKLAGE
                                     ------------------------------------------
                                     Scott M. Rocklage, Ph.D.
                                     Chairman of the Board of Directors and
                                     Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Scott M. Rocklage and Thomas A. Shea and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement on Form S-8 necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

      SIGNATURE                                 TITLE                                 DATE

/S/ SCOTT M. ROCKLAGE            Chairman of the Board of Directors and         September 17, 2002
---------------------------      Chief Executive Officer
Scott M. Rocklage                (Principal Executive Officer)

/S/ THOMAS A. SHEA               Vice President and Chief Financial Officer     September 17, 2002
---------------------------
Thomas A. Shea

/S/ SUSAN BAYH                   Director                                       September 17, 2002
---------------------------
Susan Bayh

/S/ BARRY M. BLOOM               Director                                       September 17, 2002
---------------------------
Barry M. Bloom

/S/ JOHN C. CLARKE               Director                                       September 17, 2002
---------------------------
John K. Clarke

/S/ DAVID W. MARTIN, JR.         Director                                       September 17, 2002
---------------------------
David W. Martin, Jr.

/S/ WALTER MAUPAY                Director                                       September 17, 2002
---------------------------
Walter Maupay

/S/ JOHN ZABRISKIE               Director                                       September 17, 2002
---------------------------
John Zabriskie

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                                      DESCRIPTION

  3.1 Restated Certificate of Incorporation Cubist (incorporated by reference to Exhibit 3 to Cubist's Quarterly Report on Form 10-Q filed on August 12, 1999) (File no. 000-21379).

  3.2 Amended and Restated By-Laws of Cubist, as amended to date. (incorporated by reference to Exhibit 3.4, Registration No. 333-6795).

  4.1 Specimen certificate for shares of Common Stock (incorporated by reference to Exhibit 3.4 to Cubist's Registration Statement on Form S-1) (Registration No. 333-6795).

  4.2 Rights Agreement dated as of July 21, 1999 between Cubist and BankBoston, N.A. as Rights Agent (incorporated by reference to Exhibit
         99.1 to Cubist's Report on Form 8-K filed on July 30, 1999) (File no. 000-21379).

  4.3 First Amendment, dated as of March 7, 2000, to the Rights Agreement, dated as of July 21, 2000 between the Company and Fleet National Bank f/k/a BankBoston, N.A., as Rights Agent (incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form 8-A/A filed on March 9, 2000) (File No. 000-21379)

  4.4    Form of Amended Rights Certificate (incorporated herein by reference to
         Exhibit 4.4 to the Company's Registration Statement on Form 8-A/A filed on March 9, 2000) (File No. 000-21379)

  5 Opinion of Bingham McCutchen LLP with respect to the legality of the shares being registered.

 23.1    Consent of Bingham McCutchen LLP (included in Exhibit 5).

 23.2    Consent of PricewaterhouseCoopers LLP.

 23.3    Consent of KPMG LLP.

 24 Power of Attorney (included in signature page to registration statement).